UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional materials
[ ]	Soliciting Material Under Rule14a-12

NetREIT, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	No fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
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NetREIT, Inc.

Dear Stockholder,

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of NetREIT, Inc., a Maryland corporation, to be held at 8:30 a.m., P.D.T., Friday, June 16, 2017 at the Company’s headquarters, 1282 Pacific Oaks Place, Escondido, California, 92029. The attached notice of annual meeting describes the business we will conduct at the annual meeting and provides information about how to access the proxy materials that you should consider when you vote your shares.

At the annual meeting, eight (8) individuals will be elected to our Board of Directors.  In addition, we will ask stockholders to consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement and to ratify the selection of Squar Milner LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.  The Board of Directors recommends the approval of these proposals.  Such other business will also be transacted as may properly come before the annual meeting or any postponement or adjournment thereof.  These foregoing items of business are more fully described in the accompanying Proxy Statement.  We urge you to carefully review the Proxy Statement.

Whether you own a few or many shares, we hope you will be able to attend the annual meeting.  Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy.  None of our stockholders own more than 10% of our outstanding shares so every vote is important to us.  Therefore, when you have finished reading the Proxy Statement, you are urged to vote in accordance with the instructions set forth in the Proxy Statement.  We encourage you to authorize your vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.  In order to make it easy to vote your shares, in addition to your proxy card we have added the ability for you to authorize your vote by telephone or through the Internet.

YOUR VOTE MATTERS.  We urge you to authorize your vote via phone or Internet at www.proxypush.com/NetREIT or mark, sign, date, and return your enclosed proxy card in the postage paid envelope so your shares will be represented at the meeting.

Thank you for your ongoing support of NetREIT, Inc.  We look forward to seeing you at our annual meeting.

Jack K. Heilbron
Chairman of the Board
Chief Executive Officer
April 21, 2017

NetREIT, Inc.

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TIME:  8:30 a.m., P.D.T.

DATE:  June 16, 2017

PLACE:  1282 Pacific Oaks Place, Escondido, California, 92029

PURPOSE:

Proposal 1:	To elect eight (8) members to serve on our Board of Directors until the 2018 annual meeting of stockholders or until their respective successors are duly elected and qualify;

Proposal 2:	To consider and vote upon the ratification of the selection of Squar Milner, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

Proposal 3

To consider and vote upon, on an advisory basis, the compensation of our named executive  officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission;

Proposal 4	To consider and vote upon the transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference.

WHO MAY VOTE:

Our Board of Directors has fixed the close of business on March 31, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

Pursuant to the rules of the Securities and Exchange Commission rules, this year we have elected to furnish proxy materials to our stockholders over the Internet.  Alternatively, we are sending full set proxy materials to some of our stockholders and to any stockholder who has elected to receive proxy materials by mail.  We believe that this combination of the e-proxy process and the full set mailing will ensure our stockholders’ receipt of proxy materials, lower the cost of the proxy and mailing, reduce the environmental impact of our annual meeting, and help ensure that we can meet quorum.  Accordingly, we will send either a Notice of Internet Availability of Proxy Materials or a full set of proxy materials on or about April 21, 2017, and provide access to our proxy materials over the Internet, beginning on April 21, 2017 for the beneficial owners of our common stock as of the close of business on the record date.  If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail.  Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review this proxy statement and our annual report, how to authorize your proxy online or by telephone, and how to receive a printed copy of our proxy materials.

Your proxy is important. Whether or not you plan to attend the annual meeting, please authorize your proxy by Internet or telephone, or, if you received a paper copy of the materials by mail, mark, sign, date and return your proxy card, so that your shares will be represented at the annual meeting.  If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF
DIRECTORS

By:	/s/ Kathryn Richman
Name: Kathryn Richman
Title: Corporate Secretary
April 21, 2017

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to be held on June 16, 2017:

This proxy statement and our 2016 Annual Report to Stockholders are available at www.proxydocs.com/NetREIT.

NetREIT, Inc.
1282 Pacific Oaks Place
Escondido, California 92029

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 16, 2017 at 8:30 a.m. P.D.T.

This Proxy Statement is furnished to the stockholders of NetREIT, Inc. a Maryland corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of your proxy to be voted at the 2017 annual meeting of the stockholders of the Company (the “Annual Meeting”) to be held on Friday, June 16, 2017 at 8:30 a.m., P.D.T., at our corporate headquarters, 1282 Pacific Oaks Place, Escondido, California, 92029 and at any postponements or adjournments thereof.  References in this Proxy Statement to “the Company,” “NetREIT,” “we,” “us,” “our” or like terms also refer to NetREIT, Inc. The mailing address of our principal executive office is 1282 Pacific Oaks Place, Escondido, California 92029. As described in detail in this Proxy Statement, in addition to mailing copies of our proxy materials to our stockholders, we have chosen to also deliver this Proxy Statement, its accompanying proxy materials, and our 2016 Annual Report (the “Annual Report”) electronically by posting them on our website and mailing either Notices of Internet Availability of Proxy Materials or full set proxy materials to stockholders on or about April 21, 2017. This Proxy Statement and the accompanying proxy materials (together with our Annual Report) are also posted on our website at www.netreit.com.

Important Information Regarding Delivery of Proxy Materials

What is “Notice and Access”?

“Notice and access” generally refers to rules governing how companies must provide proxy materials. Under the notice and access model, a company may select either of the following two options for making proxy materials available to stockholders:

•	the full set delivery option; or

•	the notice only option.

A company may use a single method for all its stockholders, or use full set delivery for some while adopting the notice only option for others.

What is the Full Set Delivery Option?

Under the full set delivery option, a company delivers all proxy materials to its stockholders. This delivery can be by mail or, if a stockholder has previously agreed, by e-mail. In addition to delivering proxy materials to stockholders, the company must also post all proxy materials on a publicly accessible website and provide information to stockholders about how to access that website.

What is the Notice Only Option?

Under the notice only option, a company must post all its proxy materials on a publicly accessible website and delivers a Notice of Internet Availability of Proxy Materials. The notice includes, among other matters:

•	information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	the means by which a stockholder can request paper or e-mail copies of the proxy materials.

In connection with its Annual Meeting, NetREIT has elected to use both the Notice Only option and the full set option. Accordingly, you should have received either the NetREIT Notice of Internet Availability of Proxy Materials by mail which included instructions on how to access and view the materials and vote online or by telephone, or a full set paper copy of the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016.

You may view your proxy materials, including our Annual Report and proxy card online by going to www.proxydocs.com/NetREIT.  If you received Notice Only or if you would like multiple copies of the Annual Report or  prefer a paper copy(ies) of the proxy materials, you may request such copies by calling 1-866-648-8133.  You will also have the opportunity to make a request to receive paper copies for all future meetings or only for the 2017 Annual Meeting. Paper copies will be sent within three business days via first class mail.

PURPOSE OF THE MEETING

At the Annual Meeting, the stockholders of the Company will be asked:
Proposal 1:	To elect eight (8) members to serve on our Board of Directors until the 2018 annual meeting of stockholders or until their respective successors are duly elected and qualify;

Proposal 2:	To consider and vote upon the ratification of the selection of Squar Milner, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

Proposal 3

To consider and vote upon, on an advisory basis, the compensation of our named executive  officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission;

Proposal 4	To consider and vote upon the transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof.

QUORUM

The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast on a matter will constitute a quorum at the Annual Meeting. Votes “for” and “against,” “abstentions”, and “broker non-votes” will all be counted as present to determine whether a quorum has been established.  If a quorum is not present, the chairman of the meeting or the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting to a date not more than sixty (60) days after the original record date without notice other than announcement at the meeting.  The persons named as proxies will vote in favor of any such adjournment.

VOTING RIGHTS

Only holders of record of outstanding shares of our common stock at the close of business on March 31, 2017 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment of the meeting.  As of the record date, there were issued and outstanding 17,694,883.297 shares of common stock.  Each share of common stock entitles the holder thereof to one vote for as many individuals as there are directors to be elected at the Annual Meeting and one vote on each other matter properly brought before the Annual Meeting.

VOTING PROCEDURES

An abstention from voting on any proposal and broker non-votes are considered present for the purpose of determining the presence of a quorum.  A “broker non-vote” occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote because that holder does not have discretionary voting power and has not received voting instructions from the beneficial owner. Brokers no longer have the discretion to vote your shares without receiving voting instructions from you in an uncontested election of directors.  This is a very important change to the process that many investors may have relied on when considering whether to return voting instructions. As a result, if you don’t complete the voting instructions, your votes will not be cast for the election of directors.

Telephone and Internet voting for all stockholders of record will be available 24-hours a day, and will close at 11:59 p.m., P.D.T., on Thursday, June 15, 2017.  Attendance at the Annual Meeting will not revoke a previously submitted proxy unless you actually vote in person at the meeting.  For shares you hold beneficially in street name, you may change your vote by submitting a new voting instruction to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

VOTE REQUIRED

Voting for the election of directors in Proposal 1 will be cumulative if, prior to commencement of the voting, a stockholder gives us notice of his or her intention to cumulate votes.  If any stockholder gives such a notice, then every stockholder will be entitled to such rights, in which case, you may cumulate your total votes and cast all of your votes for any one or a combination of director nominees.  In cumulative voting, your total votes equal the number of director nominees multiplied by the number of shares of common stock that you are entitled to vote.  In the event that a quorum is not present and the meeting is not convened, each of the Company’s current directors will remain in office and continue to serve until their successors are duly elected and qualify.  You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees, or WITHHOLD your vote from any one or more of the nominees.  If you elect to withhold authority for any individual nominee or nominees, you may do so by making an “X” in the box marked “FOR ALL EXCEPT,” and by writing the name(s) of such nominee or nominees on the applicable proxy card.  In the event of cumulative voting, the eight (8) nominees for the Board who receive the most votes will be elected.  If no stockholder provides notice of an intention to cumulate votes in the election of directors, directors will be elected by the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting.  In the event of cumulative voting, withhold votes, abstentions, and broker non-votes, if any, will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.  In the event that votes are not cumulated in the election of directors, abstentions and broker non-votes, if any, will have the same effect as votes against the director nominees.

Approval of Proposal 2 and Proposal 3 require the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon.  Abstentions and broker non-votes, if any, will be considered present for the purpose of determining the presence of a quorum and, therefore, will have the same effect as a vote against the proposals.

SOLICITATION OF PROXIES

If you cannot attend the meeting, the accompanying proxy card should be used to instruct the persons named as proxies to vote your shares in accordance with your directions. The persons named in the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions contained therein. In the absence of instructions, shares represented by properly executed proxies will be voted FOR the election of the eight (8) individuals designated hereinafter as nominees for the Board, and FOR the compensation of our Executive Officers, and FOR the ratification of the selection of Squar Milner, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.  As to any other business which may properly come before the Annual Meeting and be submitted to a vote of the stockholders, proxies received by the Board of Directors will be voted in the discretion of the named proxy holders.

Attendance at the Annual Meeting will not revoke a previously submitted proxy unless you actually vote in person at the meeting.  For shares you hold beneficially in street name, you may change your vote by submitting a new voting instruction to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by:

(a)	delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 1282 Pacific Oaks Place, Escondido, CA 92029; or

(b)	attending the Annual Meeting and voting in person; or

(c)	authorizing a proxy to vote via the Internet or by telephone with new voting instructions.

The expense of soliciting proxies, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials for the Stockholders Meeting, the Annual Report, and the cost of Internet and telephone posting and voting will be paid by the Company.  In addition to solicitation by mail, our directors, officers and employees and representatives from RR Donnelly, P.O. Box 932721, Cleveland, OH 44193 may solicit proxies by telephone, Internet or otherwise.  Our directors, officers and employees will not be additionally compensated for the solicitation, but may be reimbursed for their out-of-pocket expenses.  The Company will pay RR Donnelly a fee to maintain the Internet and telephone voting services and perform the solicitation of proxies. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such materials.  RR Donnelly will receive a fee of approximately $7,500 for its services and will be reimbursed for its out-of-pocket expenses, but did not require the Company to advance any payment in anticipation of incurring those costs.

CONFIDENTIALITY

The Company will keep all the proxies, ballots and voting tabulations private, except as necessary to meet applicable legal requirements.  We will permit the Inspector of Elections and our outside legal counsel to examine these documents.  The Company will, however, disclose the total votes received for and against each proposal in a Form 8-K filing following the Annual Meeting as required by law.

ELECTRONIC DELIVERY OF COMPANY STOCKHOLDER COMMUNICATIONS

Company stockholders will be able to view the Proxy Statement and Annual Report over the Internet in addition to receiving paper copies in the mail.  Please follow the instructions provided in your Proxy Materials and on your proxy card or the instructions provided when you authorize your vote over the Internet by going to the website www.proxypush.com/NetREIT.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on June 16, 2017.  The Proxy Statement and Annual Report to stockholders are available at www.proxydocs.com/NetREIT.

ANNUAL REPORT AND FINANCIAL STATEMENTS OF THE COMPANY

The annual report of the Company, containing financial statements for the fiscal year ended December 31, 2016, is included with this Proxy Statement and is available at www.proxydocs.com/NetREIT.

PROPOSALS ON WHICH YOU MAY VOTE

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS MAY SUBMIT THEIR PROXIES VIA THE INTERNET AT WWW.PROXYPUSH.COM/NETREIT OR VIA TELEPHONE AT 1-866-249-5360.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to our Bylaws and as fixed by our Board of Directors, the number of members of the Board is acceptable at eight (8) directors.

At the meeting, you will be asked to elect eight (8) directors to the Board.  The following current directors will be up for re-election at the Annual Meeting:  William H. Allen, David T. Bruen, Shirley Y. Bullard, Larry G. Dubose, Kenneth W. Elsberry, Jack K. Heilbron, Sumner J. Rollings, and Thomas E. Schwartz.  For your review and consideration, a biography of each nominee for director is contained in this Proxy Statement under the section titled Corporate Governance – Director Nominees. The term of office of each individual elected to be a director of the Company will be until the next annual meeting of stockholders or until such individual’s successor is duly elected and qualifies.  If any unforeseen event prevents one or more of the nominees from serving as a director, your votes will be cast for the election of a substitute or substitutes selected by the Board.  In no event, however, can the proxies be voted for a greater number of individuals than the current size of the Board.

DIRECTOR NOMINEES

Set forth below are the names of the individuals nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. The table below provides the skills and qualifications of each director that indicates each director is qualified to serve on our Board.  The director qualifications currently focus on what the Nominating and Corporate Governance Committee believes to be essential competencies to effectively serve on the Board.  In reviewing and considering potential nominees for the board, the Nominating and Corporate Governance Committee looks at the following qualities, skills and attributes based on the particular experience, qualifications, attributes, and skills that each affords the Company’s business structure and plan. The Nominating and Corporate Governance Committee and the Board have concluded that each of the nominees for election to the Board should serve as a member of the Board at the time of filing the Proxy.

	Jack K. Heilbron	Kenneth W. Elsberry	Larry G. Dubose	William H. Allen	David T. Bruen	Shirley Y. Bullard	Sumner J. Rollings	Thomas E. Schwartz
Financial Expertise	X	X	X	X	X		X	X
Multi-industry/Company Experience	X	X	X	X	X
Real Estate experience	X	X	X	X	X		X	X
Human Resource and Operation experience	X	X	X			X	X
Director, officer or former officer of public company	X	X		X				X
Officer or former officer of emerging company	X	X	X			X	X	X
Community involvement	X	X	X	X	X	X	X	X
Personal and professional integrity, ethics and values;	X	X	X	X	X	X	X	X
Background in financial and accounting matters	X	X	X	X	X			X

DIRECTOR BIOGRAPHIES

Name and (Age)	Business Address

William H. Allen (71)	1282 Pacific Oaks Place Escondido CA 92029

Mr. Allen was elected as a director of the Company in 2009 and has served as the Chair of the Audit Committee since March 2010.  For 28 years, Mr. Allen was employed with PricewaterhouseCoopers and was the tax partner in charge of the San Diego, California office until his retirement in 2000.  From 2002 to 2006, Mr. Allen served as Chairman of the Board of Directors for Arrowhead General Insurance, and was on the Board of Directors for The Copley Press, Inc. until January 2010.  He is a member of the American Society of Certified Public Accountants, and the California Society of Certified Public Accountants.  Mr. Allen graduated from the University of Arizona with a Bachelor of Science degree in accounting.  Because of his prior experience as a director and his extensive financial background, the Nominating and Corporate Governance Committee determined that Mr. Allen is a qualified candidate for the Board.

David T. Bruen (72)	1282 Pacific Oaks Place Escondido CA 92029

Mr. Bruen has served as a director of the Company since 2008.  Mr. Bruen retired in January 2008 from San Diego National Bank after six years as a senior commercial lending officer. During the previous seventeen years, Mr. Bruen was in commercial lending for mid-size businesses in San Diego County for First Interstate Bank, Wells Fargo Bank, Mellon 1st Business Bank, and San Diego National Bank.  He is a Life Member of the Holiday Bowl Committee and has been a member of the Presidents Association for Palomar College, Financial Executives International, the San Diego MIT Enterprise Forum, and the Association for Corporate Growth. Mr. Bruen is a graduate of San Diego State University and has an M.B.A. from the University of Southern California.  Because of his prior experience with banks and his achievements in the community, the Nominating and Corporate Governance Committee determined that Mr. Bruen is a qualified candidate for the Board.

Shirley Y. Bullard (65)	1282 Pacific Oaks Place Escondido CA 92029

Ms. Bullard has served as a director of the Company since December 2011 and is the Chief Administrative Officer and Vice President of Human Resources with The Ken Blanchard Companies, an international leadership and management training company based in Escondido, California, which she joined in 1998.  Prior to joining The Ken Blanchard Companies, Ms. Bullard served as the Director of Personnel Support Services and Director of Personnel Commission for the Poway Unified School District, a Public K-12 school district in North County San Diego, California.  Previously, Ms. Bullard provided 18 years of service with the U.S. Navy as Director of Labor Relations and Deputy Officer for Equal Opportunity/Affirmative Action.  From 1995 to 2008, Ms. Bullard served on the Board of Directors for Mission Federal Credit Union, and she is currently on the Board of Directors for the School for Integrated Academics and Technologies, a position she has held since 2005.  Ms. Bullard holds a Jurist Doctorate and a Bachelor of Science of Law degree from Thomas Jefferson School of Law.  Because of her prior experience in human resources and personnel matters, the Nominating and Corporate Governance Committee determined that Ms. Bullard is a qualified candidate for the Board.

Larry G. Dubose (67)	6605 Cypresswood Drive, Suite 185 Spring, TX 77379

Mr. Dubose has served as a director of the Company since June 2005 and was Chairman of the Audit Committee until March 2010.  In connection with NetREIT entering into a management agreement with Dubose Model Homes, USA, Mr. Dubose became an employee of NetREIT on March 1, 2010 and has served as Chief Financial Officer, Treasurer, and a director of NetREIT Dubose Model Home REIT, Inc. since its organization. He has also served as Chief Executive Officer of NetREIT Advisors LLC, a wholly-owned subsidiary of the Company, since its inception. From 2008 to 2010, Mr. Dubose was President of Dubose Model Homes, USA, a residential real estate investment company headquartered in Houston, Texas that he founded in 1985, a position he also held until 2004.   Prior to forming that company, Mr. Dubose served as Vice President and Chief Financial Officer of a full service real estate brokerage company in Houston for six years. From June 1973 to February 1976, he served as a staff accountant with PricewaterhouseCoopers f/k/a Price Waterhouse.  Mr. Dubose graduated with a B.A. degree in Accounting from Lamar University in 1973.  Although not active at present, Mr. Dubose is a Certified Public Accountant in the state of Texas.  He also holds a real estate brokerage license.  Because of his prior experience in real estate and his extensive financial background, the Nominating and Corporate Governance Committee determined that Mr. Dubose is a qualified candidate for the Board.

Kenneth W. Elsberry (78)	1282 Pacific Oaks Place Escondido CA 92029

Mr. Elsberry served as the Company’s Chief Financial Officer until April 1, 2016 and Treasurer since its inception and as a director until 2008 before he commenced serving as a director again in 2010. On April 1, 2016, Mr. Elsberry informed the Board that he was resigning from his current position as Chief Financial Officer but would remain a director of NetREIT, Inc. and continue the duties of Treasurer. Mr. Elsberry also has served as Vice President and Chief Financial Officer of NetREIT Advisors, LLC and NTR Property Management, Inc., the Company’s property management affiliate. He is a member of the California Society of Certified Public Accountants and American Institute of Certified Public Accountants. From December 2004 to October 2007, Mr. Elsberry served as chief financial officer of Trusonic, Inc., a startup technology company based in San Diego, California. Mr. Elsberry also served as a Director of the Centurion Counsel Funds, an investment company registered under the Investment Company Act of 1940, from March 10, 2001 until 2005 and was formerly the chief financial officer and a Director of Centurion Institutional Services. From 1994 until its dissolution in 1999, Mr. Elsberry served as chief financial officer of Clover Income and Growth REIT (“Clover REIT”). Mr. Elsberry received his Bachelor of Science degree in accounting from Colorado State University. Because of his extensive experience in accounting and financial services, the Nominating and Corporate Governance Committee determined that Mr. Elsberry is a qualified candidate for the Board.

Jack K. Heilbron (66)	1282 Pacific Oaks Place Escondido CA 92029

Mr. Heilbron has served as a director and officer of the Company since its inception.  Mr. Heilbron also has served as Chairman of the Board of Directors and President and Chief Executive Officer of NetREIT Dubose Model Home REIT, Inc. since its inception, and has served as President of NetREIT Advisors, LLC and NTR Property Management, Inc. since their inceptions. Mr. Heilbron was a founding officer, director, and shareholder of the former CI Holding Group, Inc. and of its subsidiary corporations (Centurion Counsel, Inc., Bishop Crown Investment Research Inc., PIM Financial Securities Inc., Centurion Institutional Services Inc. and CHG Properties, Inc.) and currently serves as CEO and Chairman of Centurion Counsel, Inc., a licensed investment advisor.  He also served as a director of the Centurion

Counsel Funds, an investment company registered under the Investment Company Act of 1940, from March 10, 2001 until 2005.  From 1994 until its dissolution in 1999, Mr. Heilbron served as the Chairman and/or Director of Clover REIT. Mr. Heilbron graduated with a B.S. degree in Business Administration from California Polytechnic College, San Luis Obispo, California.  Because of his prior experience as a director and his experience with other REITs, the Nominating and Corporate Governance Committee determined that Mr. Heilbron is a qualified candidate for the Board.

Sumner J. Rollings (68)	1282 Pacific Oaks Place Escondido CA 92029

Mr. Rollings has served as a director of the Company since April 2001 and is the current Chair of the Nominating and Corporate Governance Committee. He also served as a director of the Centurion Counsel Funds, an investment company registered under the Investment Company Act of 1940, from March 10, 2001 until 2005. From 2001 to 2014, Mr. Rollings owned and operated the Wagon Wheel Restaurant as the CEO of Rolling Wheel Restaurant, Inc., in Escondido, California.  From May 1999 to May 2001 Mr. Rollings served as sales executive for Joseph Webb Foods of Vista, California and previously from 1985 to 1999, as sales executive for Alliant Food Service Sales.  Because of his experience owning and operating a business, the Nominating and Corporate Governance Committee determined that Mr. Rollings is a qualified candidate for the Board.

Thomas E. Schwartz (76)	1282 Pacific Oaks Place Escondido CA 92029

Mr. Schwartz has served as a director of the Company since April 2001.  He also served as a Director of the Centurion Counsel Funds, an investment company registered under the Investment Company Act of 1940, from March 10, 2001 until 2005. Mr. Schwartz is a former member of the Financial Planning Association and the National Association of Insurance and Financial Advisors. Since March 1999, he has served as a Director of Gold Terra, Inc., a closely-held Nevada corporation which participates in mining operations for gold, silver and other valuable mineral deposits. Mr. Schwartz became a Certified Financial Planner in 1990 and an Independent Certified Financial Planner in 2001 but is now retired.  Because of his prior experience as a director and his extensive financial qualifications, the Nominating and Corporate Governance Committee determined that Mr. Schwartz is a qualified candidate for the Board.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that stockholders vote FOR each of the nominees set forth above.

CORPORATE GOVERNANCE

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Policy Governing Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board or one or more members of the Board, including our Lead Independent Director or the non-management directors as a group, by sending an email to krichman@netreit.com or in writing in care of the Corporate Secretary of NetREIT, Inc., at our principal office, 1282 Pacific Oaks Place, Escondido, California, 92029.  All appropriate correspondence will be promptly forwarded by the Secretary to director or directors for whom it is intended.

Board Committees

The Board has adopted a charter for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  The Board may, from time to time, establish certain other committees to facilitate the management of the Company.  The Company has also adopted Corporate Governance Guidelines.  The Committee Charters are posted on the Company’s website at www.netreit.com and will be provided without charge upon request to the Corporate Secretary, NetREIT, Inc., 1282 Pacific Oaks Place, Escondido, California, 92029.  The information contained on the Company’s website is not incorporated by reference into and does not form a part of this Proxy Statement. The table below indicates the members and chair of each Board Committee.

	Audit	Compensation	Nominating and Corporate Governance
William H. Allen	Chair
David T. Bruen	x
Shirley Y. Bullard		Chair	x
Sumner J. Rollings		x	Chair
Thomas E. Schwartz			x

Board Independence

The Board has determined that each of the Company’s current directors and nominees, except for Mr. Heilbron, Mr. Elsberry and Mr. Dubose, has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of the and the Company’s director independence standards.  The Board established and employed the following categorical standards (which are at least as restrictive as the “independent” standards of the NYSE MKT Rules) in determining whether a relationship is material and thus would disqualify such director from being independent:

•	The director is, or has been within the last three (3) years, an employee of the Company or of any of its subsidiaries;

•	An immediate family member of the director is, or has been within the last three (3) years, an executive officer of the Company or any of its subsidiaries;

•

The director (or an immediate family member of the director) received during any twelve-month period within the last three (3) years, more than $120,000 in direct compensation from the Company and/or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

The director was affiliated with or employed within the last three (3) years by the Company’s present or former (internal or external) auditor or an immediate family member of the director was affiliated with or employed in a professional capacity by the Company’s present or former (internal or external) auditor;

•

The director (or an immediate family member of the director) is, or has been within the last three (3) years, employed as an executive officer of another company where any of the Company’s executives serve or served on that company’s compensation committee;

•

The director is a current employee, or an immediate family member of the director is a current executive officer of another company that made payments to, or received payments from the Company or any of its subsidiaries for property or services in an amount which, in any of the last three (3) fiscal years, exceeds the greater of $200,000, or five percent (5%) of such other company’s consolidated gross revenues;

•

The director (or an immediate family member of the director) was, within the last three (3) years, an affiliate or executive officer of another company which was indebted to the Company, or to which the Company was indebted, where the total amount of either company’s indebtedness to the other was five percent (5%) or more of the Company’s total consolidated assets or the total consolidated assets of the company on which he or she served as an affiliate or executive officer;

•

The director (or an immediate family member of the director) was, within the last three (3) years, an officer, director or trustee of a charitable organization where the Company’s (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization exceeded the greater of $1 million or five percent (5%) of that organization’s consolidated gross revenues.

An “Affiliate” includes any person beneficially owning in excess of 10% of the voting power of, or a general partner or managing member of, a company.

Meetings and Attendance

The Board met four (4) times during 2016 and the various committees of the Board met a total of nine (9) times.  For the 2016 fiscal year, all directors attended 100% of the total number of meetings of the Board and of the committees of the Board on which the director served during the year.  Although the Company has no policy with regard to Board members’ attendance at the Company’s annual meeting of stockholders, it is customary for, and the Company expects, all Board members to attend. To ensure free and open discussion among the Independent Directors of the Board, if necessary, the Independent Directors may meet prior to Board meetings.

Diversity

Although our Company does not have a formal policy for the consideration of diversity in identifying nominees for director, our Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and strives to create diversity in the Board as a whole when identifying and selecting nominees.  Our Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including diversity of professional experience, background, skills, areas of expertise and perspective. These factors, the additional factors described above under “Director Qualifications”, and others are considered useful by our Nominating and Corporate Governance Committee and are reviewed in terms of assessing the needs of our Board at any particular point in time. Our Nominating and Corporate Governance Committee focuses on having a Board which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company’s business and affairs. On an annual basis, as part of our Board’s self-evaluation, our Board assesses whether the overall mix of our Board members is appropriate for our Company.

Board Leadership Structure and Role in Risk Oversight

The Company believes the chosen leadership structure is the most appropriate for the Board’s size and business.  Since our inception, Mr. Jack K. Heilbron has served as both Chairman of the Board and Chief Executive Officer.  The Company also has a Lead Independent Director, currently Mr. William Allen, Chair of the Audit Committee.  As Lead Independent Director, Mr. Allen is able to monitor and address any compliance issues, improprieties, or ethical considerations, including anonymous submissions by Company employees.

The Board believes the combined role of Chairman and Chief Executive Officer, together with a Lead Independent Director, is in the best interest of the Company because it provides the appropriate balance between strategic development and independent oversight of management.

Compensation Risk Assessment

We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on our Company. In establishing and reviewing our compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking.  In addition, the  annual bonus program appropriately balances risk and the desire to focus executives on short-term goals important to our success without putting undue emphasis on any particular performance measure or encouraging unnecessary or excessive risk taking.  Furthermore, a significant portion of the compensation provided to our named executive officers is in the form of equity awards that are important to help further align executives’ interests with those of our stockholders.  These awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to the value of our stock, and grants are subject to vesting or retention schedules to help ensure that executives always have significant value tied to our long-term stock performance.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Conduct (“Code”) for the Company that applies to all officers and employees, including its chief executive officer, chief financial officer, and chief accounting officer.  The Code is posted under the “Company” section of the Company’s web site at www.netreit.com.  To the extent required by applicable SEC rules, we intend to post any future amendments to or waivers from the Code promptly following the date of such amendment or waiver on our website at www.netreit.com under “Company.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors of NetREIT, Inc. is comprised of Mr. Sumner J. Rollings (Chairman),  Mr. Thomas E. Schwartz, and Ms. Shirley Y. Bullard.  All the members of the Nominating and Corporate Governance Committee are “independent” within the meaning of the NYSE MKT Rules and the Company’s director independence standards.   The Nominating and Corporate Governance Committee met twice during 2016.  The Nominating and Corporate Governance Committee’s principal responsibilities include:

•	Reviewing the purpose, structure and membership of the committees of the Board;

•	Reviewing the succession planning for the Company’s executive management;

•	Assisting the Board in developing and implementing the Company’s corporate governance guidelines;

•	Considering questions of possible conflicts of interest of the Board members, as such questions arise;

•	Determining the size, needs and composition of the Board and its committees;

•	Monitoring a process to assess the effectiveness of the Board; and

•	Recommending nominations to the full Board.

Stockholder Nominations for Directors

The Nominating and Corporate Governance Committee’s policy is to consider candidates recommended by stockholders.  The stockholder must submit a resume of the candidate and an explanation of the reasons why such stockholder believes the candidate is qualified for service on the Board and how the candidate satisfies the Board criteria noted above.  The stockholder must also provide such other information about the candidate as would be required by the rules of the U.S. Securities and Exchange Commission (the “SEC”) to be included in a proxy statement.  In addition, the stockholder must include the consent of the candidate to serve as a director if elected and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination.  The stockholder must submit proof of ownership of the Company’s shares of stock.  See “Stockholder Proposals for 2018 Annual Meeting” in

this Proxy Statement. All communications are to be directed to the Chairman of the Nominating and Corporate Governance Committee, c/o the Corporate Secretary, NetREIT, Inc. 1282 Pacific Oaks Place, Escondido, California, 92029.  Properly submitted stockholder recommendations will be evaluated by the Nominating and Corporate Governance Committee using the same criteria used to evaluate other director candidates.

Compensation Committee

During 2016, the Compensation Committee was comprised of Ms. Shirley Y. Bullard (Chair) and Mr. Sumner J. Rollings.  All of the members of the Compensation Committee are “independent” within the meaning of the NYSE MKT Rules and the Company’s director independence standards.  The Compensation Committee met three times during 2016.  The Compensation Committee’s principal responsibilities include:

•	Ensuring that the total compensation paid to our Chief Executive Officer is fair, reasonable and competitive;

•	Assessing the Company’s financial and non-financial performance against a number of factors it considers significant and relevant;

•	Evaluating the Chief Executive Officer’s performance and setting his compensation levels;

•

Reviewing and providing oversight as necessary of the Company’s compensation philosophy and approving the establishment of competitive targets for all equity-based plans requiring stockholder approval;

•	Assisting as necessary the design and management of the significant employee benefits programs; and

•

Reviewing as necessary eligibility criteria and award guidelines for corporate-wide compensation programs that management level employees participate in, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs.

The Compensation Committee reviews and approves the Company’s Chief Executive Officer’s compensation and, if requested, the Company’s compensation philosophy to ensure that it is aligned with the Company’s business strategy and objectives, encourages high performance, promotes accountability and assures that employee interests are aligned with the interests of the Company’s stockholders.

COMPENSATION NARRATIVE

Overview of Compensation Program

The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Compensation Committee ensures that the total compensation paid is fair, reasonable, and competitive. Generally, the types of compensation and benefits provided, including to the named executive officers, are similar to those provided to other executive officers of other real estate investment trusts (“REITs”). The following Compensation Narrative explains our compensation philosophy, objectives, policies, and practices with respect to our named executive officers to whom we refer to collectively as our “Executive Officers”, as determined in accordance with applicable SEC rules. The Compensation Committee does not utilize compensation consultants for Executive or Director Compensation.

Compensation Objectives and Philosophy

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and that aligns executives’ interests with those of the stockholders by rewarding performance above established goals with the ultimate objective of improving stockholder value. Together with the Chief Executive Officer, the Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions with superior ability, experience and leadership capability and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes that executive compensation packages provided to our employees, including our Executive Officers, should include both cash and share-based compensation that rewards performance measured against established goals.

The Compensation Committee believes that measures such as growth in assets and number of properties, rental income, and funds from operations (“FFO”)1 play an important part in setting compensation; however, the Compensation Committee also recognizes that often outside forces beyond the control of management, such as economic conditions, capital market conditions, changing retail and real estate markets, and other factors, may contribute to less favorable near-term results. The Compensation Committee also strives to assess whether management is making appropriate strategic decisions that will allow us to succeed over the long term and build long-term stockholder value. These may include ensuring that we have the appropriate leasing and acquisition pipelines to ensure a future stream of recurring and increasing revenues, assessing our risks associated with real estate markets and tenant credit, managing our debt maturities, and determining whether our staffing and general and administrative expense is appropriate given our projected operating requirements.

1 FFO is widely used as a key measure of financial performance by REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. For a reconciliation of FFO to net income, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Supplemental Financial Measure: Funds From Operations (“FFO”)” in our Annual Report on Form 10-K for the year ended December 31, 2016.

Say on Pay

In reviewing our compensation objectives and practices for 2017, the Compensation Committee, and Executive Officers are aware of the results of the June, 2013 “say-on-pay” vote in which approximately 88% of the shares that voted on such proposal voted to approve our executive compensation practices, and the “say-on-frequency” vote in which 76% of the shares that voted  approved a review of such compensation every three (3) years, which the Company viewed as generally supportive of our compensation philosophy and practices.  The Company held a special meeting for “say-on-pay” on November 21, 2016 but a quorum for the special meeting was not achieved.  Since the special meeting was neither convened nor adjourned to a later date, the Company has included the “say-on-pay” proposal in this Proxy.  The next “say-on-pay” vote will take place in 2019, which will also include a “say-on-frequency” vote as well.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes direct compensation decisions with respect to the compensation of Mr. Jack K. Heilbron, our Chairman, President and Chief Executive Officer and establishes the general parameters within which it establishes the compensation for our other Executive Officers and senior management team. The Compensation Committee may also review equity awards to other officers and employees.

The Chief Executive Officer reviews the performance of other Executive Officers and management team annually and makes recommendations with respect to salary adjustments, bonuses and equity award amounts. The Compensation Committee may choose to exercise its discretion in modifying any recommended adjustment or award.

Peer Groups for Executive Compensation Purposes

The Compensation Committee reviewed a comprehensive schedule of publicly-traded REITs based on information contained in their proxy statements on SEC Schedule 14A to assist it in considering the compensation for our Executive Officers and in determining an appropriate peer group of nine REITs in connection therewith. The peer group had total market capitalization ranging from approximately $113.5 million to $687 million. There is no public market for NetREIT securities, therefore, total capitalization for NetREIT is not readily available but is less than maximum of the initial peer group. The peer group average capitalization was $212 million. The average total compensation for the refined peer group was approximately $2.1 million (ranging from $1.1 million to $2.4 million) and $0.8 million (ranging from $0.4 million to $1.8 million) for their Chief Executive Officer and Chief Financial Officer, respectively.

As some of our peer group still has a greater capitalization than NetREIT, we have further discounted our compensation metrics in order to more appropriately compare our compensation metrics to the peer group.

Comparison of Executive Compensation to Peer Group

	Jack Heilbron	Larry Dubose	Grant Harbert	Kenneth Elsberry
Base Salary	$321,059	$100,000	$185,000	$152,824
Cash Bonus	156,000	105,000	-	$63,648
Stock	140,000	75,000	$43,000	$100,000
Other	104,264	30,330	$12,078	$47,766
Total Compensation	$721,323	$310,330	$240,078	$364,238

Peer Group Average	$2,096,000	$670,000	$713,000	$1,175,000

As we are able to grow our capitalization in relation to the peer group, it is anticipated that this additional discount will be reduced and that, as our total capitalization becomes more comparable, we will not utilize the discount.

Total Compensation

Total annual compensation consists of base salary, cash incentives at target levels of performance, and long-term equity incentive compensation in the form of restricted stock. In setting the total annual compensation for our Executive Officers, market data and information on the performance of each Executive Officer for the prior year and to salaries in the peer group are utilized. This evaluation is comprised of both quantitative assessment as well as qualitative assessment. The target levels for the total annual compensation of our Executive Officers and management team are less than the average of the peer group, primarily due to the size and the nature of being a nontraded REIT. We believe that this is an appropriate target that contemplates both the quantitative and qualitative elements of each position and rewards for performance. In addition, this approach allows us to attract and retain skilled and talented executives to guide and lead our business and supports a “pay for performance” culture.

Annual Cash Compensation

Base Salary. Each of our Executive Officers receives a base salary to compensate him for services performed during the year. When determining the base salary for each of our Executive Officers, the market levels of similar positions, discounted for size, at the peer group companies, the performance of the Executive Officer, the experience of the Executive Officer in his position, and the other components of compensation and total compensation are considered. The base salary of our Chief Executive Officer is established by the terms of his employment agreement. The Executive Officers are eligible for annual increases in their base salaries.

Annual Non-Equity Compensation. A significant portion of each Executive Officer’s compensation is in the form of an annual cash bonus. These annual bonuses are primarily based upon quantifiable company performance objectives. This practice is consistent with our compensation objective of supporting a performance-based environment. An annual determination is made as to the appropriate split between company-wide and executive specific goals based upon an assessment of the appropriate balance. Each year, the Compensation Committee sets for the Chief Executive Officer a threshold, target and maximum bonus that may be awarded to those if the threshold goals are achieved.

For 2016, the Compensation Committee established the following goals for Mr. Heilbron and set a target cash bonus of 60% of base salary:

2016 Goal	2016 Actual	% of Company Goal	Incentive Paid, as Percentage of Base Salary
Achieve MFFO Budget	$77,054	40%	24%
Property Budget	$38,527	20%	12%
Sarbanes-Oxley Compliance	$38,527	20%	12%
Obtain Line of Credit	$19,264	10%	6%
Grow Assets	$19,264	10%	6%

Based upon performance, the Compensation Committee awarded Mr. Heilbron a bonus of $156,000, an amount which was 81% of his target bonus.

Long-Term Incentive Compensation

We award long-term equity incentive grants to our Executive Officers as part of our overall compensation package. These awards are consistent with our policies of fostering a performance-based environment and aligning the interests of our senior management with the financial interests of our stockholders. When determining the amount of long-term equity incentive awards to be granted,  the following factors are considered based upon current year performance and three-year historical performance: our business performance, such as growth in FFO and performance of real estate assets (including, but not limited to, occupancy, same property net operating income growth and leasing spreads); the responsibilities and performance of the executive, such as how they performed relative to their delineated goals; value created for our stockholders, such as total stockholder return (defined as distributions plus capital appreciation for a given year or period) compared to sector average and net asset value; strategic accomplishment, such as identifying strategic direction for us, and market factors, such as navigating the current economic climate and the strength of the balance sheet and debt maturities.

We compensate our Executive Officers for long-term service to us and for sustained increases in our stock performance, through grants of restricted shares. In 2012 and prior years, these shares vested equally over three years for all officers. Beginning with stock grants in 2013, a larger number of restricted share were granted to some Executive Officers where the shares vest over a ten-year period. The aggregate value of the long-term incentive compensation granted is based upon established goals including an assessment of FFO as compared to budgeted or targeted goals; FFO growth year over year as compared against the peer group; the identification of strategic initiatives, their execution and the anticipated long-term benefits to stockholders; and overall stockholder value and performance based upon the above metrics and in relation to the peer group performance.

Equity compensation was awarded to our Chief Executive Officer by the Compensation Committee and to other Executives by the Company based primarily on the strategic initiatives and decisions made during 2017. On January 2, 2017 Jack K. Heilbron was granted 16,000 shares of restricted stock that vest equally over ten years, Mr. Harbert was granted 5,000 shares of restricted stock that vest equally over three years, Mr. Elsberry was awarded 4,600 shares of restricted stock that vest equally over ten (10) years, and the Mr. Dubose was granted 8,750 shares of restricted stock that vest equally over ten years.

Perquisites and Other Personal Benefits

We provide our Executive Officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee may periodically reviews the levels of perquisites and other personal benefits provided to the Executive Officers.

We maintain a 401(k) retirement savings plan for all employees on the same basis, which provides matching contributions at the rate of 100% of the employee’s contributions up to 4% of their salary. Executive Officers are also eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees.

EXECUTIVE OFFICERS OF THE COMPANY

Certain information about the current executive officers of the Company is set forth below, including their ages, their positions with the Company, their principal occupations or employment for at least the past five years, the length of their tenure as officers and the names of other public companies in which such persons hold or have held directorships during the past five years.  Each executive officer of the Company may be removed from office at any time by a majority vote of the Board with or without cause.

Name of Officer (Age)	Position With The Company	Business Experience
Jack K. Heilbron (66)	Chairman of the Board, President and Director	Please see “Director Nominees” for a description of Mr. Heilbron’s Principal Occupation.
Kenneth W. Elsberry (78)	Chief Financial Officer until April 1, 2016 and Director	Please see “Director Nominees” for a description of Mr. Elsberry’s Principal Occupation.
Larry G. Dubose (67)	CFO & Treasurer of NetREIT Dubose Model Home REIT, Inc., and Chief Executive Officer of NetREIT Advisors LLC, and Director.	Please see “Director Nominees” for a description of Mr. Dubose’s Principal Occupation.
Grant Harbert (42)	Chief Financial Officer from April 1, 2016 to April 18, 2017.

Mr. Harbert, 42, served as the VP of Finance upon joining NetREIT, Inc., in October 2015, and was appointed CFO on April 1, 2016.  He remained CFO until his departure from the Company on April 18, 2017.  Prior to joining NetREIT, Inc., Mr. Harbert served as the Director of Financial Planning and Analysis for American Assets Trust, Inc., a position he held from April 2011 until August 2015.  Mr. Harbert has a Bachelor of Science in Accounting from the University of Arizona and a Master of Science in Business Administration from San Diego State University.

Our Compensation Committee has the authority to determine and approve the individual elements of total compensation paid to the Chief Executive Officer.  Our Chief Executive Officer annually assists in the review of the compensation of the Company’s other Executive Officers. Our Chief Executive Officer makes recommendations with respect to salary adjustments, annual bonus and nonvested stock awards based on his review and market data.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation earned by the Company’s Executive Officers for the fiscal years ended December 31, 2016 and 2015.

						All Other
			Bonus	Stock Awards		Compensation
Name and Principal Position	Year	Salary	(1)	(2)	Option Award	(3)	Total
Larry G. Dubose	2016	$100,000	$105,000	$75,000		$30,330	$310,330
CFO & Treasurer of NetREIT Dubose	2015	$62,500	$75,000	$21,500		$23,974	$182,974
Model Home REIT, Inc., CEO of
NetREIT Advisors, LLC

Kenneth W. Elsberry	2016	$152,824	$63,648	$100,000		$47,766	$364,238
Chief Financial Officer	2015	$209,923	$106,000	$100,000		$21,884	$437,807
Until April 1, 2016

Grant Harbert	2016	$185,000		$43,000		$12,078	$240,078
Chief Financial Officer
From April 1, 2016 to April 18, 2017

Jack K. Heilbron	2016	$321,059	$156,000	$140,000		$104,264	$721,323
Chairman of the Board, President	2015	$308,711	$150,000	$140,000		$85,049	$683,760
and Chief Executive Officer

(1)	The bonuses shown were earned in the prior year and paid in January of the following year.

(2)

The amounts shown represent the aggregate grant date value of awards granted during each fiscal year shown.  This does not represent the compensation expense recognized for the fiscal years shown for financial statement reporting purposes.  For a discussion of the valuation assumptions used to determine the grant date fair values for awards granted in 2015 and 2016, see Note 12 to the Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

(3)	The following table sets forth the components of Other Compensation included above paid by the Company:

		Distributions	Matching	Group Term
		Paid on	Contributions	Life Insurance	Auto	Country	PTO	Total of Other
Name and Principal Position	Year	Restricted Stock	to 401K Plan	Payments	Allowance	Club	Payment	Compensation

Larry G. Dubose
	2016	$8,830	$8,393	$606	$12,500			$30,330

Chief Financial Officer & Treasurer of NetREIT	2015	$6,303	$4,172	$1,499	$12,000			$23,974
Dubose Model Home REIT, Inc., & CEO of NetREIT Advisors, LLC

Kenneth W. Elsberry	2016	$14,070		$55	$7,500		$26,141	$47,766
Chief Financial Officer	2015	$10,581		$4,103	$7,200			$21,884
Until April 1, 2016

Grant Harbert,	2016	$2,025	$8,841	$1,212				$12,078
Chief Financial Officer
From April 1, 2016 to April 18, 2017

Jack K. Heilbron,	2016	$17,349	$12,000	$16,606	$10,187	$8,940	$39,183	$104,264
Chairman of the Board, Chief	2015	$14,419	$24,000	$26,455	$11,235	$8,940		$85,049
Executive Officer and President

Employment and Severance Agreements

We employ Mr. Heilbron as President and Chief Executive Officer of the Company pursuant to an employment agreement effective as of January 1, 2011 and filed in its entirety with the SEC as an exhibit to the Company’s Current Report on Form 8-K filed on January 24, 2011. While the employment agreement for Mr. Dubose is no longer in effect as of April 19, 2017, he continues in his current role as an at-will employee. Under his respective employment agreement, Mr. Heilbron is entitled to (a) a base annual salary, (b) an annual bonus compensation of up to 100% of base salary, (c) participation in the Company’s welfare benefit plans, practices, policies, and programs and (d) an automobile allowance.  The bonus compensation is awarded upon achievement of targets and other objectives established by the Board or the Compensation Committee for each fiscal year.

As set by the January 1, 2011 agreement for Mr. Heilbron and as amended by the Board pursuant to his agreement, for 2017 the annual base salary rate for Mr. Heilbron is $333,900.The Compensation Committee recommended and the Board approved increasing the annual base salary rate for Mr. Heilbron by 4% based on the accomplishments to target during 2016. Mr. Heilbron’s employment agreement had an initial three-year term. The term is extended automatically for additional one-year periods unless either the Company or Mr. Heilbron notifies the other party in writing not less than three (3) months prior to the last day of the employment term.  The agreements also provide that Mr. Heilbron will be entitled to certain compensation and benefits upon a qualifying termination of employment.

Long-Term Incentive Compensation Awards

Stock awards are issued to our executive officers under our 1999 Incentive Award Plan in in December of each year to be effective as of January of the following year. The stock awards granted vest evenly over ten (10) years for Mr. Heilbron, Mr. Dubose, and Mr. Elsberry, and over three (3) years for Mr. Harbert on December 31 of each year. Distributions are paid on the entirety of the grant from the grant date.

As of December 4, 2009, the Board adopted a 401(k) plan and discontinued the Simple IRA plan effective January 1, 2010.  All employees including the executive officers are eligible to participate.  The Company matches the employee’s elective deferral up to four percent (4%) of the employee’s compensation.  In 2016, employees could contribute up to $18,000 of their salary, subject to annual limits under the Internal Revenue Code of 1986, as amended.

Outstanding Equity Awards at Fiscal Year End

The following table shows information regarding grants of stock options and grants of unvested stock awards outstanding on the last day of our fiscal year ended December 31, 2016 to each of the executive officers named in the Summary Compensation Table.

	Option Awards (1)					Stock Awards (2)(3)(4)
Equity Incentive
Plan Awards:
			Equity Incentive					Equity Incentive	Market
			Plan Awards:					Plan Awards:	or Payout
	Number of	Number of	Number of				Market	Number of	Value of
	Securities	Securities	Securities			Number	Value of	Unearned Shares,	Unearned
	Underlying	Underlying	Underlying			Of Shares	Shares or	Units or	Shares, Units
	Unexercised	Unexercisable	Unexercised	Option	Option	Or Units That	Units That	Other Rights	Or Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	That Have	That Have
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (3)	Vested (4)	Not Vested	Not Vested
Larry G. Dubose	-	-	-	-	-	18,801	$161,689	-	-

Kenneth W. Elsberry	-	-	-	-		31,105	$267,503	-	-

Grant Harbert	-	-	-	-	-	3,333	$28,664	-	-

Jack K. Heilbron	-	-	-	-	-	42,791	$368,003	-	-

______________________

(1)	No options have been granted since 2005.
(2)	The amounts in this column represent the stock awards held at December 31, 2016 that were granted on January 2, 2014, 2015, and 2016.
(3)

Restricted stock awards vest according to the following schedule; Mr. Dubose 3,276 shares in 2017, then 2,442 shares evenly for the next five years and 1,571 shares in the seventh year and 872 in the eighth and ninth year; Mr. Elsberry 4,070 shares evenly for next six years, 3,198 shares in year seven, 2,325 shares in year eight and 1,162 shares in year nine; Mr. Harbert 1,666 shares in 2017 and 1,667 in 2019 although certain shares may be forfeited after his April 18, 2017 departure; and Mr. Heilbron 5,581 shares evenly for the next six years, 4,420 in seventh year, 3,257 in eighth year and 1,628 shares in the ninth year.

(4)

Since there is no public trading in the company’s stock, the market value has been calculated using $8.60 per share, which represents the approximate amount of net proceeds per share received from the offering price of $10 in the Company’s private placement offering that terminated on December 31, 2011, multiplied by the number of outstanding restricted stock awards for each named executive officer.

Compensation of the Company’s Directors

The Company compensates the directors primarily with awards of restricted stock and/or stock options.  The directors received a cash stipend of $7,500 per meeting in 2016 and reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board or committees of the Board.  Where a director is also an officer of the Company, such director is not paid separate compensation for services rendered as a director.  The non-employee directors received the following aggregate amounts of compensation for the year ended December 31, 2016.

		Fees Earned			Non-Equity	Non-qualified Deferred
		Or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Year	Cash (1)	Awards (2)	Awards	Compensation	Earnings	Compensation (3)	Total

William H. Allen	2016	$30,000	$36,017	-	-	-	$3,722	$69,739
	2015	$20,700	$46,020	-	-	-	$4,000	$70,720

David T. Bruen	2016	$30,000	$30,000	-	-	-	$3,256	$63,256
	2015	$20,700	$40,000	-	-	-	$3,721	$64,421

Shirley Y. Bullard	2016	$30,000	$30,000	-	-	-	$3,256	$63,256
	2015	$20,700	$40,000	-	-	-	$3,721	$64,421

Sumner J. Rollings	2016	$30,000	$30,000	-	-	-	$3,256	$63,256
	2015	$20,700	$40,000	-	-	-	$3,721	$64,421

Thomas E.Schwartz	2016	$30,000	$30,000	-	-	-	$3,256	$63,256
	2015	$20,700	$40,000	-	-	-	$3,721	$64,421

(1)	The Company paid each Independent Director a cash stipend for each meeting. This was $7,500 in 2016 and $5,175 in 2015. The Company also reimburses such directors for their travel expenses.
(2)

The amounts shown represent the aggregate grant date fair value of awards made during respective year.  For a discussion of the valuation assumptions used to determine the grant date fair values of these awards, see Note 10 to the Financial Statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2016, as determined in accordance with FASB ASC Topic 718. The stock awards vest over a three year period.

(3)	For all directors, the amount represents distributions declared on shares of non-vested restricted stock during the respective years.

The Company does not have a written policy regarding director compensation.  The Company’s Compensation Committee meets at least annually to review, and determine and approve, as appropriate, director compensation for the next fiscal year, including cash and equity compensation, reimbursement for travel and related expenses, and similar matters.  The Compensation Committee may also meet during the year, as appropriate, to discuss compensation matters such as grants of restricted stock to our directors in connection with their services as chairs of Board committees, and related matters.  The Company reimbursed non-employee directors for their travel expenses incurred in connection with attendance at Board or committee meetings.  The Company granted 3,000 shares of restricted stock on January 2, 2017 to the Lead Independent Director and 2,500 to each of the other Independent Directors and agreed to pay a cash stipend of $10,000 per Board Meeting attendance to such Independent Directors in 2017. The restricted stock granted will vest in equal annual installments over a three year period commencing December 31, 2017 through December 31, 2020.

During the year ended December 31, 2016, the director compensation recorded as an expense was based on the value of previous stock grants that vested during the year pursuant to accounting principles generally accepted in the United States of America, or GAAP.  The stock compensation expense for each director was: William H. Allen $40,679; David T. Bruen $36,666; Shirley Y. Bullard $40,000; Sumner J. Rollings $40,000; and Thomas E. Schwartz $40,000.

AUDIT COMMITTEE

General

Mr. William H. Allen has been a member of and the Chairman to the Audit Committee since February 2010.  The Board has determined that Mr. Allen qualifies as an audit committee financial expert, as defined by the SEC.  All of the members of the Audit Committee are “independent” within the meaning of the NYSE MKT Rules, the Company’s director independence standards and the audit committee requirements of the SEC.

The Audit Committee shares responsibility for performing risk assessment within the Company.  The Audit Committee is responsible for discussing with management the guidelines, policies and processes relied upon and used by management to assess and manage the Company’s exposure to risk.

The Audit Committee ensures that procedures have been established for the receipt, retention and treatment of complaints from Company employees on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters or other potentially material risks.

The Audit Committee’s principal responsibilities include:

•	Assisting the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and reporting practices;

•	The ultimate authority over the appointment, retention, compensation, oversight and evaluation of the work of the Company’s independent registered public accounting firm; and

•

The selection, approval and engagement of the Company’s independent registered public accounting firm, including approving any special assignments given to the independent accounting firm and reviewing:

•	The independence of the independent registered public accounting firm;

•	Our guidelines and policies with respect to risk assessment and risk management

•	Our compliance with legal and regulatory requirements;

In determining whether to reappoint the independent registered public accounting firm as NetREIT’s independent auditor, the Audit Committee takes into consideration a number of factors, including audit fees, the expertise of the lead audit partner with respect to real estate and, specifically REIT’s, the length of time the firm has been engaged by the Company, the quality of the Audit Committee’s ongoing discussions with its independent registered public accounting firm and an assessment of the professional qualifications, external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports relating to our independent registered public accounting firm and past performance of the firm’s lead audit partner responsible for the audit of NetREIT. The Audit Committee has also been involved in the selection of the lead audit partner.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of NetREIT, Inc. is comprised of independent directors.  During 2016, the Committee was comprised of William H. Allen (Chairman) and Mr. David T. Bruen.  The Audit Committee met five (5) times during 2016.

The Audit Committee operates under a written charter, which was adopted by the Audit Committee in 2005 and amended in 2010, 2012, 2013, and 2015 and is available on the Company’s corporate website at www.netreit.com.  Management of the Company has the primary responsibility for the preparation of the financial statements as well as executing the financial reporting process, principles and internal controls.  The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. The Audit Committee is responsible for assisting the Board in overseeing the conduct of these activities by the Company’s management and the independent auditors.

In this context, the Audit Committee has reviewed and discussed the audit of the financial statements, for the year ended December 31, 2016, with Squar Milner LLP, our independent registered public accounting firm.

The Audit Committee has discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standard No. 16 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from NetREIT.  The Audit Committee has also considered whether the independent registered accounting firm’s other non-audit services to the Company are compatible with maintaining the registered public accounting firm’s independence.

Four meetings were to review and discuss quarterly and annual filings with the SEC including required audit committee communications by Squar Milner. These meetings were also intended to complete annual and quarterly tasks as required by the Audit Committee Charter. Following discussions and a complete review of the financial statements, the Committee approves and authorizes for filing, the financial report filing (Forms 10-K &10-Q’s) prior to management filing of these statements with the SEC. Based on the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the December 31, 2016 audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC.

Once a year, in advance of the upcoming annual audit, the Committee and management meets with Squar Milner to discuss the upcoming annual audit. The discussions include identifying critical audit areas, accounting and reporting controls and the overall audit approach.

During the year ended December 31, 2016, Squar Milner, LLP served as our independent auditor. Squar Milner LLP has served as our independent auditor since 2009. The Audit Committee reserves the right, however, to select a new auditor at any time in the future in its discretion if it deems the change would be in our best interests. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws. A representative from Squar Milner does plan to attend the Annual Stockholder Meeting on June 16, 2017.

Audit Fees and Pre-Approval Policies

The following table presents fees for professional services for fiscal years 2014 and 2015. Squar Milner rendered services for the audit of our annual consolidated financial statements for fiscal years 2015 and 2016.

	2016	2015
Audit fees for year-end financial statements	$115,000	$111,000
Quarterly review fees	40,500	39,000
Acquisition audit related fees	-	18,000
Consulting and other matters	-	-
Total fees	$155,500	$168,000

Audit fees represent fees for professional services in connection with our annual audit of our consolidated financial statements and quarterly reviews, other SEC filings including acquisition audits, consents and other accounting related services. The Audit Committee reviews and approves these fees taking into consideration the quality and timing of service and the competitiveness of the fees charged. The audit committee believes that audit independence has not been impaired as a result of the non-audit services provided.

Submitted on April 21, 2017 by the members of the Audit Committee of the Board.

William H. Allen, Chairman

David T. Bruen

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 21, 2017 relating to the beneficial ownership of the Company’s shares of common stock by (1) each director, director nominee, and each executive officer named in the Summary Compensation Table, and (2) all Executive Officers and directors of the Company as a group.  The Company is not aware of any persons who beneficially own more than 5% of our outstanding shares of common stock.  Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.  Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to the Company by these stockholders.

Name of Beneficial Owner	Position	Number of Common Shares		% of Total Outstanding Shares (1)
William H. Allen	Director	34,664	(2)	*
David T. Bruen	Director	37,406	(3)	*
Shirley Y. Bullard	Director	29,898	(4)	*
Larry G. Dubose	Officer and Director	86,793	(5)	*
Kenneth W. Elsberry	Officer and Director	103,873	(6)	*
Grant Harbert	Officer	10,053	(7)	*
Jack K. Heilbron	Officer and Director	209,281	(8)	1.18%
Sumner J. Rollings	Director	61,017	(9)	*
Thomas E. Schwartz	Director	50,895	(10)	*
All Directors and Executive Officers as a Group (9)		623,880		3.52%

* Less than one (1) percent.

(1)	Assumes 17,694,883 shares of common stock issued and outstanding as of March 31, 2017, which includes shares of nonvested restricted stock that vest annually during the years ending December 31, 2025.
(2)	Includes (i) an aggregate of 34,664 shares of common stock of which 7,576 shares are nonvested restricted stock that vest equally on an annual basis at December 31, 2016 through 2019.
(3)	Includes an aggregate of 37,406 shares of common stock of which 6,376 shares are nonvested restricted stock that vest equally on an annual basis at December 31, 2016 through 2019.
(4)	Includes an aggregate of 29,898 shares of common stock of which 9,302 shares are nonvested restricted stock that vest equally on an annual basis at December 31, 2016 through 2019.
(5)

Includes an aggregate of 86,793 shares of common stock of which 27,551 shares are nonvested restricted stock that vests 4,152 shares in first year, then 3,317 shares evenly for the next five years and 2,445 shares in seventh year, 1,747 shares in eight and ninth year and 875 shares in the tenth year

(6)

Includes an aggregate of 103,873 shares of common stock of which 35,705 shares are nonvested restricted stock that vests 5,603 shares evenly for the next three years, 4,070 shares for next three years and 3,197 shares in the seventh year, 2,326 shares in eight year and 1,163 shares in the ninth year.

(7)

Includes aggregate of 10,053 shares of which 8,333 shares are nonvested restricted stock that vest equally on annual basis at December 13, 2017 through 2019 although certain shares may be forfeited due to his April 18, 2017 departure.

(8)

Includes (i) an aggregate of 7,035 shares of common stock held by Puppy Toes, Inc. and its subsidiaries, (ii) 123,640 shares of common stock held by Mr. Heilbron, (iii) 19,815 shares of common stock held by Ms. Limoges (his wife) and 58,791 shares of nonvested restricted stock that vests 7,181 shares evenly for the next six years, 6,020 in the seventh year, and 4,857 shares in the eight year, 3,228 shares in ninth year and 1,600 in tenth year..

(9)	Includes an aggregate of 61,017 shares of common stock and 6376 shares of nonvested restricted stock that vest equally on an annual basis at December 31, 2016 through 2019.
(10)	Includes an aggregate of 50,895 shares of common stock and 6,376 shares of nonvested restricted stock that vest equally on an annual basis at December 31, 2016 through 2019.

Related Party Transactions

In the last two fiscal years, there have been no transactions in which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC rules require the Company’s officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Insiders”), to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Insiders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Effective with the filing of Form 10 with the SEC in May 2008, the officers and directors, and persons who own more than 10% of a registered class of our equity securities were required to file the initial report of ownership and reports of changes in ownership.  We have reviewed copies of reports provided to us, as well as other records and information for the fiscal year ended December 31, 2016. Based on that review, we concluded that all reports were timely filed.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors currently anticipates that it will engage Squar Milner, LLP as our independent auditor to audit our financial statements for the year ending December 31, 2017, subject to agreeing on fee estimates for the audit work.  A representative of Squar Milner, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative also will be available to respond to appropriate questions from our stockholders.

Although it is not required to do so, our Board is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting in order to ascertain the view of the stockholders regarding such appointment.

In the event stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain our independent registered public accounting firm at its next scheduled meeting.  Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends a vote FOR ratification of the appointment of Squar Milner, LLP as our independent registered public accounting firm for the year ending December 31, 2016.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires us to provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Narrative,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward the achievement of specific annual, long-term and strategic goals by the Company and to align executives’ interests with those of our stockholders by rewarding performance above established goals with the ultimate objective of improving stockholder value.

We encourage you to carefully review the section of this Proxy Statement titled “Compensation Narrative” for additional details on our executive compensation program as well as the reasons and processes for how our Compensation Committee determined the structure and amounts of the 2016 compensation of our named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as set forth in this Proxy Statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting.

“RESOLVED, that the stockholders of NetREIT, Inc. approve, on an advisory basis, the compensation paid to NetREIT’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related disclosure in this Proxy Statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or our Compensation Committee. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the Board of Directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

OTHER BUSINESS

Management does not intend to present any business at the meeting not mentioned in this Proxy Statement, and at the time of preparation of this Proxy Statement knows of no other business to be presented.  If any other matters are properly brought before the meeting or at any postponement or adjournment thereof, the appointed proxies will vote all proxies on such matters in accordance with their discretion.

Other Information Regarding the Company’s Proxy Solicitation

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

            In accordance with Rule 14a-8 under the Exchange Act, to be considered for inclusion in the proxy statement relating to the Company’s 2018 Annual Meeting of Stockholders, stockholder proposals must be received no later than December 18, 2017.  To be considered for presentation at the 2018 Annual Meeting, although not included in the Company’s proxy statement, proposals, under our current Bylaws, must generally be received no earlier than March 17, 2018 and no later than April 17, 2018 and must be submitted in accordance with the requirements of our current Bylaws.  Proposals that are not received in a timely manner will not be voted on at the 2018 Annual Meeting.  If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.  All stockholder proposals should be marked for the attention of the Secretary of the Company at 1282 Pacific Oaks Place, Escondido, California 92029.

ANNUAL REPORT ON FORM 10-K

Company stockholders will receive in the mail or be able to view the Proxy Statement and Annual Report over the Internet at www.proxyvote.com by following the instructions provided in your Notice of Internet Availability of Proxy Materials or by going to the website www.proxydocs.com/NetREIT and following the provided instructions.  The annual report contains important information about the Company and its financial condition that is not included in the Proxy Statement.  If you prefer a paper copy of the proxy materials, you may request one by calling 1-866-249-5360.

BY ORDER OF THE BOARD OF DIRECTORS

KATHRYN RICHMAN,

Corporate Secretary

Dated:  April 21, 2017

NetREIT, Inc. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 16, 2017, for NetREIT, Inc. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/NetREIT. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below. Under new United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2017 Annual Meeting and need YOUR participation. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before June 2, 2017. For a Convenient Way to VIEW Proxy Materials _ and _ VOTE Online go to: www.proxydocs.com/NetREIT Proxy Materials Available to View or Receive: 1. Proxy Statement 2. Annual Report Printed materials may be requested by one of the following methods: INTERNET www.investorelections.com/NetREIT TELEPHONE (866) 648-8133 *E-MAIL paper@investorelections.com You must use the 12 digit control number located in the shaded gray box below. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. ACCOUNT NO. SHARES NetREIT, Inc. Notice of Annual Meeting Date: Friday, June 16, 2017 NetREIT, Inc. Time: 8:30 a.m. PDT Place: 1282 Pacific Oaks Place, Escondido, CA 92029 The purpose of the Annual Meeting is to take action on the following proposals: The Board of Directors recommends that you vote “FOR” the following. 1. Election of Directors Nominees 01 William H. Allen 03 Shirley Y. Bullard 05 Kenneth W. Elsberry 07 Sumner J. Rollings 02 David T. Bruen 04 Larry G. Dubose 06 Jack K. Heilbron 08 Thomas E. Schwartz The Board of Directors recommends that you vote “FOR” the following. 2. Ratification of Squar Milner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. 3. To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

ANNUAL MEETING OF NETREIT, INC. Date: June 16, 2017 Time: 8:30 A.M. PDT Place: 1282 Pacific Oaks Place, Escondido, CA 92029 Please make your marks like this: Use dark black pencil or pen only Annual Meeting of NetREIT, Inc. to be held on Wednesday, June 16, 2017 for Holders as of March 31, 2017 This proxy is being solicited on behalf of the Board of Directors VOTE BY: Board of Directors Recommends a Vote FOR proposals 1, 2, and 3. Go To INTERNET Call TELEPHONE 866-249-5360 1: Election of Directors 01 William H. Allen 02 David T. Bruen For Withhold Directors Recommend For For www.proxypush.com/NetREIT • Cast your vote online. • View Meeting Documents. OR MAIL • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. 03 Shirley Y. Bullard 04 Larry G. Dubose 05 Kenneth W. Elsberry 06 Jack K. Heilbron 07 Sumner J. Rollings 08 Thomas E. Schwartz 2: To ratify the selection of Squar Milner, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2017. 3: To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. For Against Abstain For For For For For For For For OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Jack K. Heilbron & Kathryn Richman, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of NetREIT, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARESWILL BEVOTED FORTHE ELECTION OFTHE DIRECTORS IN ITEM 1 AND FORTHE PROPOSAL IN ITEM 2. All votes must be received by 11:59 P.M., PDT, June 15, 2017. PROXY TABULATOR FOR NETREIT, INC. P.O. BOX 8016 CARY, NC 27512-9903 Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. EVENT # CLIENT #

Proxy — NetREIT, Inc. Annual Meeting of Stockholders June 16, 2017 at 8:30 a.m. PDT This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Jack K. Heilbron & Kathryn Richman (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of NetREIT, Inc., a Maryland corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate office at 1282 Pacific Oaks Place, Escondido, CA 92029, on Friday, June 16, 2017 at 8:30 a.m. PDT and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. Proposal 1; 2. Proposal 2; 3. Proposal 3; and 4. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The 8 directors up for re-election are: William H. Allen, David T. Bruen, Shirley Y. Bullard, Larry G. Dubose, Kenneth W. Elsberry, Jack K. Heilbron, Sumner J. Rollings, and Thomas E. Schwartz. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box.